As filed with the U.S. Securities and Exchange Commission on January 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEGATO MERGER CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-1783294
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

777 Third Avenue, 37th Floor

New York, New York 10017

(212) 319-7676

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David D. Sgro, Chief Executive Officer

777 Third Avenue, 37th Floor

New York, New York 10017

(212) 319-7676

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq.	Mitchell S. Nussbaum Esq.
Jeffrey M. Gallant, Esq.	Giovanni Caruso, Esq.
Graubard Miller	Loeb & Loeb LLP
The Chrysler Building	345 Park Avenue
405 Lexington Avenue	New York, New York 10154
New York, New York 10174
Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-248997

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one Redeemable Warrant(2)	3,450,000 Units	$10.00	$34,500,000	$3,764
Shares of common stock included as part of the Units(3)	3,450,000 Shares	—	—	—	(4)
Redeemable Warrants included as part of the Units(3)	3,450,000 Warrants	—	—	—	(4)
Shares underlying Redeemable Warrants included as part of the Units(3)	3,450,000 Shares	$11.50	$39,675,000	4,329
Total			$74,175,000	$8,093

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 450,000 Units, 450,000 shares of common stock and 450,000 Redeemable Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriter.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.
(4)	No fee pursuant to Rule 457(g).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by Legato Merger Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-248997) (the “Prior Registration Statement”), initially filed by the Registrant on September 23, 2020 and declared effective by the Securities and Exchange Commission on January 19, 2021.

This Registration Statement covers the registration of an additional 3,450,000 of the Registrant’s units, each consisting of one share of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), and one redeemable warrant (“Warrant(s)”), including 450,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

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CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 20, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 20, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-248997) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-248997) filed on January 12, 2021).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 19th day of January, 2021.

LEGATO MERGER CORP.

By:	/s/ David D. Sgro
Name:	David D. Sgro
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David D. Sgro	Chief Executive Officer	January 19, 2021
David D. Sgro	(Principal Executive Officer) and Director

/s/ Adam Jaffe	Chief Financial Officer	January 19, 2021
Adam Jaffe	(Principal Financial and Accounting Officer)

/s/ Brian Pratt	Chairman of the Board	January 19, 2021
Brian Pratt

/s/ Adam Semler	Director	January 19, 2021
Adam Semler

/s/ Ryan Hummer	Director	January 19, 2021
Ryan Hummer

/s/ John Ing	Director	January 19, 2021
John Ing

/s/ Craig Martin	Director	January 19, 2021
Craig Martin

/s/ D. Blair Baker	Director	January 19, 2021
D. Blair Baker

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